Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Hamilton Beach, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Alfred M. Rankin, Jr., Michael J. Morecroft, Kathleen L. Diller and Charles A. Bittenbender, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statement(s) on Form S-1 relating to the registration of Class A common stock, par value $0.01 per share, of the Company and Class B common stock, par value $0.01 per share, of the Company to be distributed in connection with the proposed spin-off of the Company’s common stock, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

/s/ Michael J. Morecroft Michael J. Morecroft	Director, President and Chief Executive Officer (Principal Executive Officer)	July 31, 2007

/s/ James H. Taylor James H. Taylor	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 31, 2007

Scott Butler	Corporate Controller (Principal Accounting Officer)	July 31, 2007

/s/ Alfred M. Rankin, Jr. Alfred M. Rankin, Jr.	Director	July 31, 2007

/s/ J.C. Butler, Jr. J.C. Butler, Jr.	Director	July 31, 2007

/s/ Charles A. Bittenbender Charles A. Bittenbender	Director	July 31, 2007